SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C. 20549


                            FORM 8-K

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  April 17, 1997





       INTERNATIONAL LEASE FINANCE CORPORATION

       (Exact name of registrant as specified in its charter)





California                    0-11350                   22-3059110
(State or other jurisdiction  (Commission File Number)  (IRSEmployer
of incorporation)                                       Identification No.)

    1999 Avenue of the Stars, 39th Floor, Los Angeles, California  90067
            (Address of principal executive offices)             Zip Code)



   Registrant's telephone number including area code:  (310) 788-1999

    (Former name or former address, if changed since last report.)
 Not applicable.


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Item 4.   Changes in Registrant's Certifying Accountant

          The Registrant changed its independent accountants from Ernst & Young LLP on April 17, 1997 due to the desire to have the accountants of the Registrant and its parent corporation, American International Group, Inc., audited by the same independent accountants, Coopers & Lybrand, LLP. On April 17,
1997, the Registrant engaged Coopers & Lybrand, LLP as the
Registrant's independent accountants.

          Neither of the reports of Ernst & Young LLP for the years ended December 31, 1996 or 1995 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

          The decision to change independent accountants was approved by the Board of Directors of Registrant.

          Since January 1, 1995, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and none of the events set forth in paragraphs
(a)(2)(v)(A) through (D) of Item 304 of Regulation S-K occurred.

          Since January 1, 1995, neither the Registrant nor anyone acting on its behalf has consulted Coopers & Lybrand, LLP regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, and either a written report was provided to the Registrant or oral advice was provided that Coopers & Lybrand, LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(iv) of Regulation S-K).

Item 7.   Financial Statements and Exhibits


     (c)  Exhibits

          16   Letter of Ernst & Young LLP.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    INTERNATIONAL LEASE FINANCE CORPORATION



                          ALAN LUND

                    By:  Alan H. Lund
                         Executive Vice President,
                         Co-Chief Operating Officer and
                         Chief Financial Officer


DATED:  April 21, 1997

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